Exhibit 10.5

CHANGE ORDER

PROJECT NAME: Driftwood LNG Phase 1 OWNER: Driftwood LNG LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: 10 November 2017	CHANGE ORDER NUMBER: CO-009 DATE OF CHANGE ORDER: July___, 2022

The Agreement between the Parties listed above is changed as follows:

Per Section 6.1B of the Phase 1 EPC Agreement, the Parties agree to modify the Agreement as detailed below:

1.LIMITED NOTICE TO PROCEED NO. 1
1.Scope Adjustments
None.
2.EPC Agreement Terms Modifications
The Parties agree that the definition of “LNTP Site” in Section III(A) of CO-007 is modified by deleting Exhibit A to CO-007 in its entirety and replacing it with Exhibit A to this CO-009.
3.Commercial Impacts
None.

2.CONTRACT PRICE ADJUSTMENTS

1.Scope Adjustments
None.
2.EPC Agreement Terms Modifications
None.
3.Commercial Impacts
None.

Adjustment to Contract Price
The original Contract Price was     USD 7,240,314,232 EUR 375,344,119

Net change by previously authorized Change Orders (# CO-008)     USD 790,755,313 EUR 78,239,751

The Contract Price prior to this Change Order was     USD 8,031,069,545 EUR 453,583,870

The Contract Price will be (~~increased~~) ~~(decreased)~~ unchanged
by this Change Order in the amount of     USD     0     EUR     0

The new Contract Price including this Change Order will be     USD 8,031,069,545    EUR 453,583,870

The Aggregate Provisional Sum prior to this Change Order was     USD 539,468,636 EUR 0

The Aggregate Provisional Sum will be increased
by this Change Order in the amount of     USD     0    EUR 0

The new Aggregate Provisional Sum
including this Change Order will be     USD 539,468,636    EUR 0

Adjustments to dates in Project Schedule:
The following dates are modified: N/A
Adjustment to other Changed Criteria: N/A
Adjustment to Payment Schedule: N/A
Adjustment to Provisional Sums: N/A
Adjustment to Minimum Acceptance Criteria: N/A
Adjustment to Performance Guarantees: N/A
Adjustment to Design Basis: N/A
Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ XXXXXX                            /s/ XXXXXX
Owner                                Contractor
XXXXXX                            XXXXXX
Name                                Name
XXXXXX                            XXXXXX
Title                                Title

Date of Signing                            Date of Signing